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                                                                    Exhibit 23.1

                      Consent of Independent Accountants

     We hereby consent to the use in this Registration Statement on Form S-4 of Tokheim Corporation of our report dated February 19, 1999, relating to the financial statements of Tokheim Corporation and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP


Fort Wayne, Indiana
June 11, 1999